Exhibit 10.1.4

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                               1997 INCENTIVE PLAN
                     Form of Common Stock Option Award Agreement


     A. A COMMON STOCK OPTION for a total of [ ] shares of Class C Non-Voting Common Stock, par value $1.00, of the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States established by Title VIII of the Farm Credit Act of 1971, as amended (herein the "Company"), is hereby granted to (herein the "Optionee"), subject in all respects to the terms and provisions of the Federal Agricultural Mortgage Corporation 1997 Incentive Plan, as the same may be amended as of the date hereof (herein the "Plan"), which is incorporated herein by reference, and the following additional terms and conditions.

     B. The Exercise Price is $____ per share.

     C. Subject to the provisions of Section 9 of the Plan, if the Optionee is an employee of the Company or any of its Subsidiaries on the following dates, this Option may be exercised to purchase up to the following additional number of shares of Common Stock:

------------------------------------------------------------------------------
           [vesting date #1]                        [# of shares]
------------------------------------------------------------------------------
           [vesting date #2]                        [# of shares]
------------------------------------------------------------------------------
           [vesting date #3]                        [# of shares]
------------------------------------------------------------------------------

     D. The shares of Common Stock to be acquired upon exercise of this Option are subject to the Company's Right of First Refusal, as described in Section 7 of the Plan; such Right of First Refusal shall terminate upon Optionee's death.

     E. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Optionee, as a condition to his exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that the Optionee acquires under this Option are being acquired by the Optionee for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     F. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by Optionee; provided, however, that the Committee may authorize a transfer, but only in accordance with and under the circumstances specified in Section 8 of the Plan. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

     G. This Option may not be exercised more than [five (5)/ten (10)] years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.

Dated:                        .
      ------------------

                                    Federal Agricultural Mortgage Corporation


                                    By:
                                         -------------------------------
                                                    President

ATTEST:

-------------------------